UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2011

PROVIDENT FINANCIAL SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31566	42-1547151
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

830 Bergen Avenue, Jersey City, New Jersey	07306-4599
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:                                                                                     (201) 333-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                      Results of Operation and Financial Condition.

On January 28, 2011, Provident Financial Services, Inc. (the “Company”) issued a press release announcing its financial results for the three months and full year ended December 31, 2010.  A copy of the press release is attached as Exhibit 99.1 to this report and is being furnished to the SEC and shall not be deemed “filed” for any purpose.

Item 7.01                      Regulation FD Disclosure.

The Company’s Board of Directors declared a $0.11 per common share cash dividend payable on February 28, 2011 to stockholders of record on February 15, 2011, which is consistent with the prior quarter’s cash dividend.

This announcement was included as part of the press release announcing financial results for the quarter and full year ended December 31, 2010 issued by the Company on January 28, 2011 and attached as Exhibit 99.1 to this report. A copy of the press release is being furnished to the SEC and shall not be deemed “filed” for any purpose.

Item 9.01.                      Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits.

Exhibit No.                                Description

99.1	Press release issued by the Company on January 28, 2011 announcing its financial results for the three months and full year ended December 31, 2010 and the declaration of a quarterly cash dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROVIDENT FINANCIAL SERVICES, INC.

DATE:  January 28, 2011                                          By: /s/ Christopher Martin
Christopher Martin
Chairman, President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit                                Description

99.1	Press release issued by the Company on January 28, 2011 announcing its financial results for the three months and full year ended December 31, 2010 and the declaration of a quarterly cash dividend.